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                                                                    Exhibit 10.3

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT dated March 17, 2004 (as the same may be amended, modified, supplemented or restated from time to time, this "Agreement"), made by AMERICAN ROCK SALT COMPANY LLC, a New York limited liability company (the "Borrower"), any other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent (in such capacity, together with any successor Collateral Agent, the "Collateral Agent") for the Lenders (the Collateral Agent and the Lenders, being, collectively the "Secured Parties").

                             PRELIMINARY STATEMENTS

     A. The Borrower, the Agent, the Surety L/C Issuer and the Standby L/C Issuer and certain lenders (the "Lenders") are parties to a Credit Agreement, dated as of March 17, 2004 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make Revolving Loans and Term Loans to the Borrower, and the Surety L/C Issuer and the Standby L/C Issuer have agreed to issue and/or participate in Letters of Credit for the benefit of the Borrower, upon the terms and conditions set forth therein.

     B. Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

     C. It is a condition precedent to the making of Loans and the issuance of and/or participation in Letters of Credit under the Credit Agreement (as applicable) that the Grantors shall have agreed, by executing and delivering this Agreement, to grant and assign to the Collateral Agent a security interest in the Collateral, whether now owned or hereafter acquired.

     D. Each of the Grantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Documents.

     E. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Accounts, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations). Any defined terms used herein will include in the singular number the plural and in the plural number the singular.

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     NOW, THEREFORE, in consideration of the premises and in order to induce the
Lenders to make Loans and issue and/or participate in Letters of Credit under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

     Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

          (a) all Accounts;

          (b) all As-Extracted Collateral;

          (c) all cash and Cash Equivalents;

          (d) all Chattel Paper;

          (e) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule IV hereto);

          (f) all Deposit Accounts;

          (g) all Documents;

          (h) all Equipment;

          (i) all Farm Products;

          (j) all Fixtures;

          (k) all General Intangibles;

          (l) all Goods;

          (m) all Instruments;

          (n) all Inventory;

          (o) all Letter-of-Credit Rights;

          (p) the following (the "Security Collateral"):

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               (i) all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (the "Pledged Debt"), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

               (ii) all Equity Interests from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests of each Grantor set forth opposite such Grantor's name on and otherwise described on Schedule IV (such Equity Interests, together with the Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; provided that such Grantor shall not be required to pledge, and the terms "Pledged Equity" and "Security Collateral" used in this Agreement shall not include any Equity Interests in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor which, when aggregated with all of the other shares of stock in such Foreign Subsidiary pledged by such Grantor, would result in more than 65% of the shares of stock in such Foreign Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the "Voting Foreign Stock") being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement; provided, further, that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the "Non-Voting Foreign Stock") shall be pledged by such Grantor; and

               (iii) all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

          (q) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements), the IP Agreements (as hereinafter defined) and the Material Contracts, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (all such Collateral being the "Agreement Collateral"), but excluding any contract or agreement to the extent that (but only as long as) the terms thereof prohibit the assignment of, or granting a security interest in, such contract or agreement (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by this Agreement and (ii) such excluded contact or agreement shall otherwise be subject to the security interests created by this Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof);

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          (r) the following (collectively, the "Intellectual Property
Collateral"):

               (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto ("Patents");

               (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

               (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered ("Copyrights");

               (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

               (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

               (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit C hereto (an "IP Security Agreement Supplement")) executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

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               (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

               (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary ("IP Agreements"); and

               (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

          (s) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

          (t) and all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

          (u) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

     Section 2. Security for Credit Obligations. This Agreement secures, in the case of each Grantor, the payment of all of the Credit Obligations now or hereafter existing under the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

     Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Credit Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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     Section 4. Delivery and Control of Security Collateral.

          (a) All certificates representing or evidencing the Pledged Equity and all Instruments representing or evidencing the Pledged Debt shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. During the continuation of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (ii) exchange Certificates or Instruments representing or evidencing Security Collateral for Certificates or Instruments of smaller or larger denominations, and (iii) convert Security Collateral consisting of Financial Assets credited to any Securities Account to Security Collateral consisting of Financial Assets held directly by the Collateral Agent, and to convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.

          (b) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either: (i) to register the Collateral Agent as the registered owner of such security, or
(ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

          (c) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

     Section 4a. Motor Vehicles.

          (a) Each Grantor shall deliver to the Collateral Agent the original of the certificate of title or ownership listing the Collateral Agent as lienholder for any motor vehicle owned by such Grantor that has a fair market value of at least $50,000, or at the request of the Collateral Agent, any motor vehicle owned by such Grantor. For purposes of this Agreement, "motor vehicle' shall mean all motor vehicles, tractors, trailers and other like property, whether or not the title thereof is governed by a certificate of title or ownership.

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          (b) Upon the acquisitions after the date hereof by such Grantor of any motor vehicle having a fair market value of at least $50,000, or any other motor vehicle for which the Collateral Agent has requested the original certificate of title or ownership thereof such Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for such motor vehicles, together with the manufacturers statement of origin with the Collateral Agent listed as lienholder.

          (c) Without limiting Section 13 below, such Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof, and terminating upon the termination of this Agreement, for the purposes of: (i) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lien holder thereon, (ii) filing such applications with such state agencies, and
(iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Collateral Agent, a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Collateral Agent under Section 16 below). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

          (d) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

     Section 4b. Control of Accounts. To the extent that any of the operating accounts of the Grantors are not maintained with the Collateral Agent or in the event that Manufacturers and Traders Trust Company ceases to operate in its dual capacity as the Agent and Collateral Agent, the Grantors hereby agree to execute and cooperate in the execution and delivery of all necessary agreements that the Agent and/or the Collateral Agent will require to maintain a perfected security interest in the operating accounts.

     Section 5. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. So long as any Credit Obligation under any of the Credit Documents shall remain unpaid, any Letters of Credit shall be outstanding, or any Lenders shall have any
Commitment:

          (a) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain all: (i) Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC, and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA"); and

          (b) Each Grantor will give prompt notice to the Collateral Agent of any Commercial Tort Claim that may arise in the future and will promptly execute or otherwise

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authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

     Section 6. Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.

          (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule II hereto. The information set forth in Schedule II hereto with respect to such Grantor is true and accurate in all material respects..

          (c) All Pledged Equity consisting of certificated securities have been delivered to the Collateral Agent in accordance herewith.

          (d) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under Section 6.9 and 9.8 of the Credit Agreement.

          (e) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.

          (f) The Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule IV hereto.

          (g) Upon the filing of appropriate financing statements, all actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in such Collateral of such Grantor, securing the payment of the Credit Obligations.

          (h) Except as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral:

               (i) To the Grantor's knowledge, the operation of such Grantor's business as currently conducted or as contemplated to be conducted and the use of the

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Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

               (ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

               (iii) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.

               (iv) To such Grantor's knowledge: (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

               (v) To such Grantor's knowledge, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

               (vi) Each Grantor has delivered to Collateral Agent a Perfection Certificate in substantially the same form as attached hereto as Exhibit D. The information set forth on each Perfection Certificate delivered in connection with such Grantor is true and accurate in all material respects.

     Section 7. Further Assurances.

          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or

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desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will, upon the Collateral Agent's reasonable request, promptly with respect to Collateral of such Grantor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) during the continuation of an Event of Default take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of Deposit Accounts, Electronic Chattel Paper, Investment Property, Letter of Credit Rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; and (v) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

          (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

     Section 8. As to Equipment and Inventory. Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as required under the Credit Agreement. Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $250,000.00 to any of the Equipment or Inventory of such Grantor.

     Section 9. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts.

          (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a)

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of this Agreement without first giving at least thirty (30) days (or such lesser period of time as the Collateral Agent may agree) prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

          (b) During the continuation of an Event of Default, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Collateral Agent such Grantor will: (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent's account subject only to the Collateral Agent's instructions, (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

          (c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent's direction during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts, of the assignment of such Accounts, to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth set forth in
Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence: (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts, of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either: (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing, or (B) if any Event of Default shall have occurred and be continuing, applied as provided in
Section 10.2 of the Credit Agreement, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Accounts to any other indebtedness or obligations of the obligor thereof.

     Section 10. As to Intellectual Property Collateral.

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          (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to: (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and
(ii) pursue the registration and maintenance of each patent, trademark (other than the common law trademark "American Rock Salt"), or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except to the extent failure to act could not reasonably be expected to cause a Material Adverse Effect.

          (b) Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

          (c) Except where failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take all commercially reasonable steps which it or the Collateral Agent (during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

          (d) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

          (e) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(q) that is not on the date hereof a part of the Intellectual Property Collateral ("After-Acquired Intellectual Property"): (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this

Agreement with respect thereto. Each Grantor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property, and such Grantor shall, concurrently with the delivery of financial statements under
Section 8.7 of the Credit Agreement, execute and deliver to the Collateral Agent, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (an "IP Security Agreement Supplement") covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

     Section 11. Voting Rights; Dividends; Etc.

          (a) So long as no Event of Default shall have occurred and be continuing:

               (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose other than originate Entitlement Orders with respect to any Securities Account or Commodity Account; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

               (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Credit Documents; provided, however, that any and all:

                    (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                    (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                    (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

               (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph
(i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of an Event of
Default:

               (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

               (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this
Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

               (iii) The Collateral Agent shall be authorized to exercise exclusive control over all Deposit Accounts, Securities Accounts and Commodity Accounts.

     Section 12. Transfers and Other Liens; Additional Shares.

          (a) Each Grantor agrees that it will not: (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

          (b) Each Grantor agrees that it will: (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to Section 1(o)(ii) with respect to Voting Foreign Stock).

     Section 13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Collateral Agent,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

     Section 14. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 17.

     Section 15. The Collateral Agent's Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

     Section 16. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or to the extent lawful and permitted leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation: (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral,
(B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Deposit Accounts, and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

          (c) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Credit Obligations against any funds held with respect to any Deposit Account.

          (d) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this
Section 16, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

          (e) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

          (f) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such

Grantor to perform any of the covenants contained in subsection (d) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (d) above, and such liquidated damages shall be applied to reduce the amounts owed by Grantor and which are secured hereunder.

     Section 17. Indemnity and Expenses.

          (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of this Agreement by the Secured Party.

          (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with: (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

     Section 18. Amendments; Waivers; Additional Grantors; Etc.

          (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"): (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Credit Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Credit Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I through VI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through VI, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

     Section 19. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

If to the Borrower or
Grantors:                     If by overnight delivery:

                              American Rock Salt Company LLC
                              3846 Retsof Road
                              Retsof, New York 14389
                              Attention: Ray Martel, Chief Financial Officer

                              Telecopy: (585) 243-9626

                              If by mail:

                              American Rock Salt Company LLC
                              P.O. Box 190
                              Mount Morris, New York 14510
                              Attn: Ray Martel, Chief Financial Officer

If to the Collateral Agent
or Secured Parties:           Manufacturers and Traders Trust Company
                              255 East Avenue
                              Rochester, New York 14610
                              Attention: Jon Fogle, Vice President
                              Telecopy: (585) 325-5105

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given: (a) if mailed as provided above by any method other than overnight delivery service, on the fifth (5th) Business Day after deposit in the mail, (b) if mailed by overnight delivery service, telegraphed, telexed or telecopied, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback or transmitted by telecopier, respectively, or (c) if delivered by hand, upon delivery. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

     Section 20. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the latest of:
(i) the payment in full in cash of the Credit Obligations, (ii) the Maturity Date, and (iii) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by
it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 12.7 of the Credit Agreement.

     Section 21. Release; Termination.

          (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Credit Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Credit Documents and as to such other matters as the Collateral Agent may request.

          (b) Upon the latest of: (i) the payment in full in cash of the Credit Obligations including without limitation, any contingent obligations, liabilities or indebtedness arising out of or in connection with the Surety L/C and/or any Standby L/C, (ii) the Maturity Date, and (iii) the termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (c) Provided: (i) Default or no Event of Default has occurred and is continuing, (ii) the Revolving Credit Maturity Date has not been extended by either the Agent (as defined in the Credit Agreement) or the Required Lenders beyond the fifth (5th) anniversary of the Closing Date (with any such notice of any intent to extend the Revolving Credit

Maturity Date beyond the fifth (5th) anniversary of the Closing Date to be irrevocable and provided no less than six (6) months prior to the Revolving Credit Maturity Date, which irrevocable notice shall, among other things, (xx) commit to the extension of the Revolving Credit Maturity Date for a period of not less than three (3) years, and (yy) commit to the extension of the Revolving Credit Commitments on comparable terms to the existing Revolving Credit Commitments (including an extension fee of fifty (50) basis points)) and (iv) the Borrower replaces the Total Revolving Credit Commitment with another revolving credit facility provided by another lender or another group of lenders as of the Revolving Credit Maturity Date, the Collateral Agent shall release from its Collateral the Working Capital Assets provided that immediately prior to the release: (1) the Total Revolving Credit Commitment shall have been terminated and the Revolving Loans and all accrued interest thereon and related fees have been aid in full, and (2) all Standby L/Cs and any contingent obligations related thereto have been terminated. Notwithstanding anything to the contrary contained herein, if the appropriate irrevocable notice described in this paragraph is delivered to the Borrower, then the Borrower shall not have the option to replace the existing Total Revolving Credit Commitment with another credit facility, and no Collateral (including but not limited to the Working Capital Assets) shall be released. Furthermore, should the Borrower elect to prepay in full the Total Revolving Credit Commitment prior to the Revolving Credit Maturity Date, no Collateral (including but not limited to the Working Capital Assets) shall be released unless and until the Total Term Loan Commitment and Total Revolving Credit Commitment are irrevocably paid in full and terminated, and all Letters of Credit issued pursuant to the terms of the Credit Agreement and terminated in accordance with the terms of the Credit Agreement.

     Section 22. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 23. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

     Section 24. Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. With respect to any matters that may be heard before a court of competant jurisdiction, the parties hereto each consent to the jurisdiction and venue of the courts of Monroe County or Livingston County, New York or of any federal court located in the Western District of New York, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the affected party at the address provided in Section 19 above and service so made shall be deemed to be completed upon actual receipt. The parties hereto each waive the right to contest the jurisdiction and venue of the courts located in Monroe County or Livingston County, New York or of any federal court located in the Western District of New York on the ground of inconvenience or otherwise, and further, waive the right to bring any action or proceeding against the other parties hereto in any court outside Monroe County or Livingston County, New York or, for applicable federal actions, outside the Western District of New York.

     Section 25. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     Section 26. Entire Agreement. This Agreement and the other documents and instruments executed contemporaneously herewith constitute the entire agreement between the parties hereto relating to the subject matter hereof.

     Section 27. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, OR (b) IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     Section 28. Waiver of Damages. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER CREDIT

DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE WAIVERS IS SECTIONS 24, 27 AND 28. THE PROVISIONS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PROVISIONS IN SECTIONS 24, 27 AND 28, HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PROVISIONS IN SECTIONS 24, 27 AND 28, SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS AGREEMENTS AND SPECIFICALLY SECTIONS 24, 27 AND 28, WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        AMERICAN ROCK SALT COMPANY LLC


                                        By: /s/ Neil L. Cohen
                                            ------------------------------------
                                            Name: Neil L. Cohen
                                            Title: Vice Chairman


                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY, in its capacity as Collateral
                                        Agent for the Lenders


                                        By: /s/ Jon M. Fogle
                                            ------------------------------------
                                            Name: Jon M. Fogle
                                            Title: Vice President